UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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GREAT PLAINS ETHANOL, LLC
(Name of Registrant as Specified In Its Charter)

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Great Plains Ethanol, LLC

(d/b/a POET Biorefining - Chancellor)

27716 462nd Avenue

Chancellor, South Dakota 57015

NOTICE OF 2007 ANNUAL MEETING OF MEMBERS

TO BE HELD ON JUNE 11, 2007

Members of Great Plains Ethanol, LLC:

Notice is hereby given that the 2007 Annual Meeting of Members of Great Plains Ethanol, LLC (d/b/a POET Biorefining - Chancellor) will be held on June 11, 2007 at 7:30 p.m., local time, at the new Lennox High School Cafetorium, 1201 S. Main St., Lennox, South Dakota, 57039, for the purpose of taking the following actions:

1.                                       To elect one Class A manager, one Class B manager, and one Class C manager to the Board of Managers;

2.                                       To receive the report of management on the business of the Company and the Company’s audited financial statements for the fiscal year ended December 31, 2006, together with the report thereon of Eide Bailly LLP, the Company’s independent auditors; and

3.                                       To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Information Statement accompanying this Notice.

Our Board of Managers is not aware of any other business to come before the Annual Meeting.  Only Members of record at the close of business on May 1, 2007 will be entitled to notice of the Annual Meeting and to vote in person at the Annual Meeting.

All Members are cordially invited and encouraged to attend the Annual Meeting in person.  However, to vote your capital units on the election of the Board of Managers, you must vote and return your ballot prior to the commencement of the Annual Meeting. If you have any questions regarding the Information Statement, please call us at (605) 647-0040 ext. 234.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen
President of the Board of Managers
Chancellor, South Dakota
April 30, 2007

EACH MEMBER IS STRONGLY URGED TO ATTEND THE ANNUAL MEETING.

Great Plains Ethanol, LLC

(d/b/a POET Biorefining-Chancellor)

27716 462nd Avenue

Chancellor, South Dakota 57015

Information Statement

2007 Annual Meeting of Members

June 11, 2007

VOTING INFORMATION

You may only vote your capital units for the election of the Board of Managers (the “Board”) by returning the enclosed ballot to us, either by mail or personal delivery, prior to Great Plains Ethanol, LLC’s (d/b/a POET Biorefining - Chancellor) (also referred to as the “Company,” “we,” “our,” or “us”) Annual Meeting of Members, to be held at 7:30 p.m., local time, on June 11, 2007, at the new Lennox High School Cafetorium located at 1201 S. Main St., Lennox, South Dakota 57039, or any adjournment thereof. Your attendance will be required to cast a vote if any other proper business comes before the Annual Meeting and which requires your vote.

Outstanding Capital Units and Voting Rights

Members of record at the close of business on May 1, 2007 are entitled to vote at the Annual Meeting.  As of that date, we have a total of 3,742 Capital Units issued and outstanding, held by 542 members. Ten percent of Class A members, and Class B members and Class C members representing ten percent of the outstanding Class B Units and Class C Units must be present at the Annual Meeting, in person, to have a quorum of members at the Annual Meeting.

Each Class A member may only cast one vote on each matter coming to a vote of the Class A members, regardless of the number of Class A Units owned by such Member. Each Class B and Class C member may cast one vote for each Class B Unit and Class C Unit owned, as the case may be, by such member.

A more detailed explanation of your voting rights and the procedures for voting can be found under “Election of Board of Managers and Voting” below.

This Information Statement and our 2006 Annual Report on Form 10-K is being mailed to our members on or before May 14, 2007.

All votes will be tabulated by the inspector of elections, who will be appointed by the Board of Managers (the “Board”), and will separately tabulate votes cast for the nominees to the Board.

Attendance and Voting at the Annual Meeting

If you own Capital Units as of May 1, 2007, you may vote and attend the Annual Meeting. However, to vote your Capital Units on the election of the Board you must return your ballot to us on or before the date of the Annual Meeting, by either returning the ballot through the mail or personal delivery in the self-addressed return envelope. You may revoke your ballot at any time before the Annual Meeting, provided we receive a revocation notice in writing from you before the start of the Annual Meeting. If any other business comes before the Annual Meeting and requires your vote, you must attend the meeting to cast your vote.

Solicitation

The Company is making this solicitation. The entire cost of such solicitation will be borne by the Company. Such cost includes professional fees and the cost of supplying to our members copies of this Information Statement and our 2006 Annual Report on Form 10-K.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR BALLOT VIA REGULAR MAIL IN THE SELF-ADDRESSED RETURN ENVELOPE OR DELIVER YOUR BALLOT TO US PRIOR TO JUNE 11, 2007 (7:30 P.M.).

If you have any questions regarding the information in this Information Statement, please call us at (605) 647-0040 x 234.

MATTERS TO BE VOTED UPON

I.              ELECTION OF BOARD OF MANAGERS AND VOTING

The principal matter for consideration at the 2007 Annual Meeting is the election of three managers to the Board.  All three seats are due to the expiration of three managers’ terms of office. The managers of the Board will be elected as follows:

•      One Class A manager will be elected by our Class A members voting as a separate class;

•      One Class B manager will be elected by our Class B member voting as a separate class; and

•      One Class C manager will be elected by our Class C members voting as a separate class.

The following nominees have been nominated by the Nomination Committee for the purpose of the 2007 Annual Meeting and election and have been approved for presentation to the membership:

Name	Class of Capital Units Voting	Term
Dennis Schrag	Class A	2010
Jeff Fox	Class B	2010
Fred Thurman	Class C	2010

Dennis Schrag is the nominee for the Class A manager position, Jeff Fox is the nominee for the Class B manager position and Fred Thurman is the nominee for the Class C manager position. Detailed information on each nominee is provided in the “Information About Nominees” section below.

THE COMPANY’S BOARD OF MANAGERS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF MANAGERS.

Class A Voting Procedures for Election of Manager

Each Class A member is entitled to cast only one vote for each matter to be voted on at the Annual Meeting, regardless of the number of Class A Units he or she owns.  Because there is currently one Class A nominee to the Board for one open position, and no write-in nominations are permitted, each Class A member may cast one vote for each Class A nominee.

Class B and Class C Voting Procedures for Election of Manager

The Class B member and each Class C member is entitled to cast as many votes as the number of Class B or Class C Units each member owns for each matter to be voted on at the Annual Meeting.  Because of the number of Class C nominees to the Board and that no write-in nominations are permitted, each Class C member may cast all of his or her votes for the nominee for the three-year term. The number of votes cast will depend on the number of Class C Units the Class C member owns.  To illustrate, if you own one Class C Unit, you may cast one vote for the nominee. Or, if you own 100 Class C Units, you may cast 100 votes for the nominee.

Information About Nominees

Our members will elect three managers to the Board, all of whom will serve for a three-year term.  The following tables contain certain information with respect to the persons nominated for election at the 2007 Annual Meeting:

Class A Nominees for the Board of Managers:

Three-Year Term

Name, Address and Board Position, if any.	Age	Board Member Since	Background
Dennis Schrag 44133 283rd Street Freeman, South Dakota 57029	48	2000	Dennis has been self-employed as farmer in the Freeman, South Dakota area since 1973. His principal farming operations include row crops and cattle.

Class B Nominee for the Board of Managers:

Name, Address and Board Position, if any.	Age	Board Member Since	Background
Jeff Fox 4615 North Lewis Avenue Sioux Falls, South Dakota 57104	51	2006

Jeff is the Vice President of Legal and Governmental Affairs for POET, LLC (f/k/a the Broin Companies, LLC), having been employed there since 2002. He serves on the board of managers of several ethanol plants located in the upper Midwest and serves on the board of South Dakota Ethanol Producers Association. He graduated from Dakota State University, Madison, South Dakota, in 1978 with a Bachelor of Arts Degree in Business Administration, and from the University of South Dakota Law School, Vermillion, South Dakota, in 1985.

Class C Nominee for the Board of Managers:

Name, Address and Board Position, if any.	Age	Board Member Since	Background
Fred Thurman, CPA 416 S. 2nd Avenue Sioux Falls, South Dakota 57104 Chair, Audit Committee; Nomination Committee	54	2003

Fred is a partner in the accounting firm of Thurman, Comes, Foley and Company, LLP, Sioux Falls, South Dakota. In addition, Mr. Thurman is a managing member of four hotel properties and is a member of Corn Energy Investors, LLC. He serves as a director of several ethanol plants located in the Midwest, and one soybean processing plant located in Iowa. He is a director of Voyager Financial Services Corporation, a banking and mortgage services company. He graduated from the University of South Dakota, Vermillion, South Dakota, in 1973 with a Bachelor of Science Degree in Accounting.

INFORMATION ABOUT CURRENT BOARD OF MANAGERS

Name, Address, and Board Position, if any.	Capital Units Electing	Age	Board Member Since	Term Expires	Occupation and Background
Dennis Hardy 47312 288th Street Beresford, South Dakota 57004	A	61	2000	2009

Dennis has been a farmer in the Beresford, South Dakota area for over 20 years. He is the president of the Farmers Pork Cooperative and the past chairman of the South Dakota Research and Promotion Council. He graduated from South Dakota State University, Brookings, South Dakota, in 1968 with a Bachelor of Science Degree in Electrical Engineering.

Darrin Ihnen 28065 459th Avenue Hurley, South Dakota 57036 President; Audit Committee	A	41	2000	2009

Darrin has been a farmer in Hurley, South Dakota for over 20 years. He serves as a director of the National Corn Growers Association, and was the former president of the South Dakota Corn Growers Association.

Mark Miller 216 W Well Street Freeman, South Dakota 57029	C	36	2006; also served between 2000-2003	2009

Mark has been a farmer in Freeman, South Dakota since 1999. Between 1995 and 1999, he was a youth minister for Central Church, Milbank, South Dakota. He is also a former member of the Bethany Church Council in Freeman. He attended South Dakota State University, Brookings, South Dakota.

Steve Sinning 46366 280th Street Lennox, South Dakota 57039 Secretary; Audit Committee	C	52	2000	2008	Steve has been a farmer in Lennox, South Dakota since 1978. He graduated from the University of South Dakota, Vermillion, South Dakota, in 1976 with a Bachelor of Science Degree in Biology.

Dan Viet 27148 SD Hwy 19 Parker, South Dakota 57053	A	44	2000	2008

Dan has been a farmer in Parker, South Dakota since 1982. He is a current member of the Turner County, South Dakota Fair board. He graduated from Vocational Technical College, Mitchell, South Dakota, in 1982 with an Associate Degree in Ag Management.

Name, Address, and Board Position, if any.	Capital Units Electing	Age	Board Member Since	Term Expires	Occupation and Background
Larry Ward 4615 North Lewis Ave. Sioux Falls, South Dakota 57104 Vice President	C	50	2003	2008

Larry is the Vice President of Project Development for POET, LLC (f/k/a Broin Companies, LLC) and has been employed with POET since 1997. Prior to working for POET, he was employed in various management positions within the feed industry. He also serves as a director of several ethanol plants located in the Midwest. He is a former director of the Renewable Fuels Association. He graduated from Mankato State University, Mankato, Minnesota, in 1980 with a Bachelor of Science degree in Business Administration, and from the University of South Dakota, Vermillion, South Dakota, in 1990 with a Masters Degree in Business Administration.

Determination of Manager Independence

The Board has considered the independence of the nominees for election at the Annual Meeting and the continuing Board under the corporate governance rules of the Nasdaq Stock Market (“NASDAQ”). The Board has determined that all of the nominees and continuing managers of the Board are independent under NASDAQ corporate governance rules with the exception of Messrs. Fox and Ward. Messrs. Fox and Ward are not independent because they are employed as officers of POET, LLC. POET, LLC and its affiliated companies receive compensation from the Company for services related to the management of the plant and marketing of its products.

Board of Managers’ Meetings

The Board held 15 regularly scheduled meetings during the fiscal year ended December 31, 2006. Each manager of the Board, with the exception of Larry Ward, attended at least 75% of the meetings of the Board and at least 75% of the meetings of the committees of which each was a member during the fiscal year ended December 31, 2006.

Committees of the Board of Managers

The Board has an audit committee and nomination committee, but has not formed a standing compensation committee. There is no standing compensation committee because the Board believes that the Company’s management structure makes the need for a separate committee unnecessary; therefore, the entire nine members of the Board participate in the consideration of executive officer and management compensation.  The scope, role, and authority of the Board in determining Board and executive compensation is discussed below under “Compensation Analysis and Discussion.”

Audit Committee, Charter, Composition

Charter, Composition, Meetings and Financial Expert

The Audit Committee operates under a charter adopted by the Board, a copy of which was attached to our Information Statement for the 2005 Annual Meeting as Appendix I. Our Audit Committee reviews the services provided by our independent auditor, consults with our independent auditor and reviews the need for internal auditing procedures and the adequacy of internal controls.  Under our charter, the Audit Committee must have three members, each of whom must satisfy all of the requirements for independence as set forth under the rules of NASDAQ and the SEC, with one exception. Under the exception, a member is not precluded from serving on the Audit Committee as a result of payments received from the Company for the delivery and sale of corn to the Company. Fred Thurman, Steve Sinning and Darrin Ihnen comprise our Audit Committee.  All of the committee members satisfy the definition of independence as defined under the corporate governance rules of NASDAQ. The Audit Committee held four meetings during fiscal year 2006.

None of the current members of the Audit Committee is an “audit committee financial expert,” as such term is defined by the SEC. The primary reason for this is that we are an agricultural and producer-based company, with the overwhelming majority of our 542 members being farmers who principally reside in South Dakota, including six managers on the Board.  The rural location and agricultural-based business of the Company also make it difficult to find individuals who have all of the necessary attributes to qualify as a financial expert as defined by the SEC. Nonetheless, we believe the collective experience and backgrounds of the Audit Committee provide the necessary oversight and safeguards to the Company. In addition, POET Plant Management, the Managing Member of the Company, provides the Company with certain oversight and expertise in accounting, financial and other related matters on which our Audit Committee is able to rely, if necessary.

Audit Committee Report

The following report was delivered to our Board by the Audit Committee on February 15, 2007.  The following Audit Committee report shall not be deemed to be incorporated by reference in any previous or future documents filed by us with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the report by reference in any such document.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Our management has the primary responsibility for the financial statements and the reporting process. Our independent auditor, Eide Bailly LLP, is responsible for expressing an opinion on the conformity of the audited financial statements to generally accepted accounting principles. The Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2006.  The Audit Committee has discussed with Eide Bailly the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.  The Audit Committee has received and reviewed the written disclosures and the letter from Eide Bailly required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by Public Company Accounting Oversight Board, and has discussed with Eide Bailly its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Audit Committee
Fred Thurman, Chair
Darrin Ihnen
Steve Sinning

Independent Accountants

Audit Fees.  Eide Bailly has billed us a total amount of $79,359 and $65,891 for professional services rendered for the audit of the Company’s financial statements as of December 31, 2006 and December 31, 2005, and the reviews of the financial statements included in the Company’s Form 10-Q for the 2006 and 2005 fiscal years.

Audit-Related Fees. Eide Bailly did not perform any audit-related services as of December 31, 2006 and December 31, 2005.

Tax Fees. Eide Bailly has billed us a total amount of $11,191 and $10,273 for professional tax services rendered for fiscal years ended December 31, 2006 and December 31, 2005. The tax services performed were the preparation and review of our federal tax return, as well as research on our allocation and distribution policy concerning the allocation of income and losses to our members.

All Other Fees.  Eide Bailly has billed us a total amount of $1,200 and $2,080 for all professional services rendered in connection with other matters requested by the Company during fiscal years ended December 31, 2006 and December 31, 2005, respectively. The services performed in 2006 were related to SEC training, and services performed in 2005 were related to an analysis of an insurance recovery.

Audit Committee Pre-Approval Policy

Before our independent auditor, Eide Bailly, is able to complete any audit or non-audit service, the definitions of which can be found in Appendix I of our Audit Committee Charter, the Audit Committee is required to pre-approve the necessary service. Each service to be performed by Eide Bailly is required to be pre-approved in writing by our Audit Committee. The writing must indicate the service to be performed and the costs related to such service.  The Audit Committee is prohibited from approving any service if it determines that the independence of Eide Bailly may be impaired in connection with its audit service function. Eide Bailly is also prohibited from performing certain non-audit services as defined under the Audit Committee Charter. During 2006, all such non-audit fees were pre-approved by the Audit Committee.

Nomination Committee

The Nomination Committee operates under a charter adopted by the Board, a copy of which can be found on our website at www.greatplainsethanol.com or www.poetenergy.com.  Under its charter, the Nomination Committee must have three persons, the majority of whom must satisfy all of the requirements under the definition of independent as defined by the corporate governance rules of NASDAQ, with one exception. Under the exception, a member is not precluded from serving on the Nomination Committee in connection with any payments received due to the delivery and sale of corn to the Company. The Nomination Committee is comprised of one current member of the Board and two current members of the Company:  Jeff Broin, Fred Thurman, and Steve Kary.  Of the three members on the committee, only Fred Thurman satisfies the definition of independence as defined under the corporate governance rules of NASDAQ. The Nomination Committee held one meeting during fiscal year 2006.

The Nomination Committee is responsible for the identification, evaluation and recommendation of individuals qualified to be a manager of the Board.  The major responsibilities of the Nomination Committee are:

•                  Develop a nomination process for candidates to the Board;

•                  Establish a criteria and qualifications for membership to the Board;

•                  Identify candidates to fill positions to the Board;

•                  Fill vacancies of the Board; and

•                  Recommend to the Board candidates for election or reelection.

Nomination of Managers

The Nomination Committee does not have an official policy regarding the consideration of candidates recommended by members. However, the Nomination Committee has historically identified potential candidates to the Board using only two methods. First, prior to an Annual Meeting, the Nomination Committee solicits Class A, Class B and Class C members to submit nominations of persons for the election to the Board. In addition, the Nomination Committee may identify and contact individuals, members and non-members alike, whom it believes would make a good candidate to the Board in light of specific qualities, skills or needs of the Board.

Before the Nomination Committee approves and recommends any candidate for nomination, the person must meet certain minimum qualifications. The potential candidate must not have a criminal record or disciplinary history over a certain period of time and the candidate must possess certain qualities, including a reputation for sound ethics, loyalty and commitment, a willingness to act on and be accountable for decisions, an ability to analyze and communicate effectively, and an ability to work with others. The Nomination Committee determines whether or not a person satisfies the minimum qualifications by requiring such persons to fill out and submit a nomination application and, at times, by conducting interviews and background checks of such persons.

In preparation of the 2007 Annual Meeting, as in prior years, the Nomination Committee actively solicited members to submit nominations for the Board. On or about February 7, 2007 the Nomination Committee notified all members of the opportunity to submit nominations to the Nomination Committee for the 2007 Annual Meeting and election. In response to this notice, the Nomination Committee received from all members a total of three nominations.  The Nomination Committee, of which two are members of the Company, approved and recommended that the three nominations be included on the ballot for the 2007 annual meeting and election.

Family Relationships Between the Board Members, Executive Officers, Key Employees or Nominees

No family relationships exist between any of the managers of the Board, officer, key employee, or nominee of the Company.

EXECUTIVE OFFICER AND MANAGEMENT

Executive Officer

Our day-to-day affairs are managed by our principal executive and financial officer, Richard A. Serie, who is the plant’s general manager. Mr. Serie has served as our general manager since October 2002 and as the designated principal executive and financial officer since April 2003. Mr. Serie is employed directly by POET Plant Management, LLC (f/k/a Broin Management, LLC), which manages the entire operation of our plant.

Prior to working for us through POET Plant Management, Mr. Serie was employed by POET Plant Management at Agri-Energy, an ethanol plant in Luverne, Minnesota, where he also served as general manager.  Prior to his employment with POET Plant Management, he was vice president of operations for Boyle Development, a subsidiary of the Boyle Companies, which owned and operated nursing homes.  Mr. Serie currently serves on the board of directors of the Renewable Fuels Association (RFA), chairing the membership committee, and as a director of the Dakota Gold Research Association, serving as its president.

Management and Key Employees

Members of management and key employees are set forth below:

Name	Age	Position
Richard Serie	55	General Manager

Our day-to-day affairs are managed by Richard A. Serie, our plant’s general manager, who also serves as our principal executive and financial officer.  Mr. Serie is employed by POET Plant Management.

EXECUTIVE OFFICER AND MANAGEMENT COMPENSATION

Compensation Discussion and Analysis.

Objectives of the Compensation Program

Our Board directly oversees the compensation we pay to management.  We have not designated or created a separate compensation committee for this purpose.  Our compensation program is structured to reflect the unique management structure of the Company and turn-key management relationship with POET, LLC and its affiliated companies. The day-to-day operations of the Company are not managed by any employees of the Company. Instead, the day-to-day operations are managed by POET Plant Management, of which Mr. Serie is an employee. The compensation we pay directly to POET Plant Management is designed to reward POET Plant Management and its employees for its superior performance in running the day-to-day operations of the Company.

Elements in Compensation

This section is an overview of our compensation program for our management of the Company.  Our compensation program is comprised of one primary element: the management fee paid to POET Plant Management, LLC, for managing the day-to-day operations of the Company.  Our compensation program is structured based on our unique relationship with POET, LLC and its affiliated companies with which we have management, marketing and service agreements, including POET Plant Management.  The Company was organized on December 20, 2000 based on a collaboration between representatives of POET, LLC (formerly known as Broin Companies, LLC) and local farmers.  Starting in 2000, local farmers and representatives of POET, LLC, collaborated to form and build our ethanol plant in Chancellor, South Dakota. Under the collaboration, local farmers would serve as a source of supplying corn to the plant through corn delivery agreements, and POET, LLC and its affiliated companies would provide the Company a complete turn-key approach for the operation of the plant and marketing of the products produced at the plant.  As part of this turn-key approach, the Company designated POET Plant Management (f/k/a Broin Management, LLC) as the Managing Member of the Company. As Managing Member, POET Plant Management was placed in charge of all phases of the Company’s day-to-day operations.  Two of POET Plant Management’s employees were then hired to serve as the general manager and technical manager of the Company. The general manager was also appointed to serve as the Company’s principal executive and financial officer.

POET Plant Management, LLC has managed the Company’s day-to-day operations since 2003 when the plant began producing ethanol. Under this management arrangement, the Company pays POET Plant Management a fixed annual fee of $366,772, payable in equal monthly installments. The fee is adjusted annually for inflation based on the Consumer Price Index. The fee is paid to manage all operational and technical aspects of the plant’s operations, and includes the salaries of the general manager and the technical manager, both of whom are employees and under the control of POET Plant Management.  The Company, therefore, pays no fees directly to Mr. Serie. In addition, the Company pays POET Plant Management an incentive fee of 4% of net income from plant operations. The fee is payable on a trimester based on unaudited financial statements.  If at the end of the year, the Company has paid POET Plant Management more than 4% of total net income as part of this incentive fee, POET Plant Management is responsible to return the overpayment.  The management agreement between the Company and POET Plant Management is in effect indefinitely. We may only terminate POET Plant Management “for cause,” which is defined under our Operating Agreement is illegal or unethical conduct, substandard performance of the plant for a period of two consecutive years, and the sale, change of control or disposition of POET Plant Management.

Board Report

The Board has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussion with management, the Board recommends that the Compensation Discussion and Analysis be included in the Company’s Information Statement. The report is provided by the Board who are the following:

BOARD OF MANAGERS
Jeff Fox
Dennis Hardy
Darrin Ihnen
Mark Miller
Dennis Schrag
Steve Sinning
Fred Thurman
Dan Viet
Larry Ward

Summary Compensation Table

The tables below summarize the total compensation paid or earned by our CEO.  The amounts reported in the Summary Compensation Tables reflect actual amount paid during the year.

SUMMARY COMPENSATION TABLE

Name and principal position (a)	Year (b)	Salary ($) (c)		Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) See Note (2) (i)	Total ($) See Note (2) (j)
Rick Serie (1)	2006	$	NA	NA	NA	NA	NA	NA	$1,910,138	$1,910,138

(1)           Mr. Serie is the Chief Executive Officer and Chief Financial Officer of the Company but is not employed by the Company. He is employed directly by POET Plant Management and receives all of his compensation directly from POET.

(2)           The amounts shown in this column include the items summarized in the following table:

ALL OTHER COMPENSATION TABLE

Name of Officer	See Note (3)	Total All Other Compensation
Serie	$1,910,138	$1,910,138

(3)           Represents the annual management fee, which includes the salaries of Mr. Serie and the technical manager, both of whom are employees of POET Plant Management, and the incentive fee paid to POET Plant Management, LLC, the Managing Member of the Company.  The annual management fee paid to POET Plant Management in 2006 was $366,772 and the total incentive fee paid to POET Plant Management in 2006 was $1,543,366.

COMPENSATION OF MANAGERS

For their services on the Board of the Company, an individual receives compensation shown in the following table and explained in the accompanying notes.  No employee of the Company serves on the Board.

Name	Fees Earned or Paid in Cash See Note 1	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation	All Other Compensation	Total ($)
Jeff Broin (2)	$300	—	—	—	—		$300
Jeff Fox	$2,250	—	—	—	—		$2,250
Dennis Hardy	$2,700	—	—	—	—		$2,700
Darrin Ihnen	$3,150	—	—	—	—		$3,150
Mark Miller	$2,250	—	—	—	—		$2,250
Dennis Schrag	$2,550	—	—	—	—		$2,550
Steve Sinning	$3,000	—	—	—	—		$3,000
Fred Thurman	$3,150	—	—	—	—		$2,250
Dan Viet	$2,250	—	—	—	—		$2,250
Larry Ward	$1,650	—	—	—	—		$1,650

(1) Our Board receives a per diem fee for services performed on our behalf in the amount of $150 for each regular Board or committee meeting.  The Board also receives the same membership benefits as other members receive in proportion to their ownership of capital units in the Company.

(2) Jeff Broin resigned from the Board on May 23, 2006, and was replaced by Jeff Fox as the Class B Member representative.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table sets for the current beneficial ownership persons who own more than 5% of any class of capital units as of May 1, 2007:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent Of Class

Class B	Broin Investments II, LLC 4615 North Lewis Avenue Sioux Falls, SD 5710	200	100	100

Class C	Broin Investments II, LLC 4615 North Lewis Avenue Sioux Falls, SD 5710	400	19.71	19.71

Security Ownership of Managers, Officer and Nominees

The following table sets forth the current beneficial ownership of our capital units in terms of equity and voting interests, by managers of the Board, executive officer and nominees. Jeff Fox, Dennis Schrag and Fred Thurman are the nominees for the 2007 Annual Meeting of Members.

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent Of Class

Class A	Jeff Fox, Manager	2	*	*

Class A	Dennis Hardy, Manager	11	*	*

Class A	Darrin Ihnen, Manager	10	*	*

Class A	Mark Miller, Manager (2)	2	*	*

Class A	Dennis Schrag, Manager (3)	2	*	*

Class A	Steve Sinning, Manager	6	*	*

Class A	Dan Viet, Manager	4	*	*

Class A	Managers and Executive Officers, as a group	37	2.3	2.3

Class B	Fred Thurman, Manager (4)	200	100	100

Class B	Managers and Executive Officers, as a group	200	100	100

Class C	Darrin Ihnen, Manager	1	*	*

Title of Class	Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Owner (in units)	Equity Percent of Class	Voting Percent Of Class

Class C	Mark Miller, Manager (2)	11	*	*

Class C	Dennis Schrag, Manager (3)	13	*	*

Class C	Rick Serie, CEO	1	*	*

Class C	Steve Sinning, Manager	11	*	*

Class C	Fred Thurman, Manager (4)	400	19.71	19.71

Class C	Dan Viet, Manager	1	*	*

Class C	Managers and Executive Officers, as a Group	438	21.5	21.5

*	Equals less than 1% beneficial ownership of the class.

(1)	The addresses for each of the individual managers listed above are set forth under “Information about Nominees” or “Information About Current Board of Managers.”

(2)	Represents 1 Class C unit held of record by Mr. Miller, 2 Class A units and 10 Class C units, held jointly with Mr. Miller’s spouse.

(3)	Represents 1 Class C unit held of record by Mr. Schrag and 2 Class A units and 12 Class C units held of record by Mr. Schrag’s spouse.

(4)

Represents 200 Class B units and 400 Class C units held of record by Broin Investments II, LLC, of which Corn Energy Investors, LLC is a minority member. Mr. Thurman owns an equity interest in Corn Energy Investors, LLC.  Mr. Thurman disclaims beneficial ownership of the Class B and Class C units to the extent of his pecuniary interest in such units.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Except as described below with respect to Jeff Broin (who resigned from the Board on May 23, 2006), Jeff Fox, Larry Ward, and Rick Serie, the individual managers of our Board and officer, have not entered into, and do not anticipate entering into, any contractual or other related person transactions between themselves and the Company.

POET, LLC (f/k/a Broin Companies, LLC) and its affiliate companies have assisted us in virtually all aspects of our plant’s start-up and current operations. POET, LLC, of which Jeff Broin is sole owner, is the sole and exclusive owner of the following POET-related companies with which the Company has a material management, marketing or service agreement: POET Design and Construction, Inc. (f/k/a Broin and Associates, Inc.), POET Plant Management, LLC (f/k/a Broin Plant Management, LLC), Ethanol Products, LLC (d/b/a POET Ethanol Products), POET Nutrition (f/k/a Dakota Gold Marketing), and POET Research, Inc. (f/k/a Broin Research, Inc.).  Jeff Fox and Larry Ward are employees of POET, LLC, and Rick Serie is an employee of POET Plant Management.

POET Design and Construction, Inc. (f/k/a Broin and Associates, Inc.) is an engineering and construction management firm based in Sioux Falls, South Dakota, specializing in the design, engineering, construction, and development of new ethanol production facilities.  On

August 28, 2006, we entered into a design-build agreement with POET Design and Construction to expand our plant to a 100 million gallon production facility. The total contract cost is $68.1 million. Since entering into this contract, we have paid POET Design and Construction approximately $16.9 million for work performed under this contract.

POET Research is currently the sole provider of the technology to our plant pursuant to a licensing agreement. In exchange for an annual licensing fee, POET Research licenses to us the right to use certain technology and patents owned, developed, or obtained by POET Research and which relate to the ethanol and co-product production processes. The licensing agreement terminates upon the termination of the management relationship with POET Plant Management. Under an addendum to the licensing agreement, POET Research licenses to us the right to use a technology called BPX™, which eliminates an energy-intensive step in the cooking phase of the ethanol producing process.

POET Plant Management, LLC is our Managing Member and manages the day-to-day operations of the plant.  We pay Broin Management a fixed annual fee of $366,722 adjusted annually for inflation. We also pay POET Plant Management an incentive bonus of 4% of our trimester net income. The trimester bonus is calculated annually based upon audited net profits. We pay certain expenses incurred with respect to operation of the plant while other expenses, including, but not limited to, the provision of a full-time plant general manager and technical manager, are included as part of the flat management fee. In 2006, we paid POET Plant Management a total of $1.9 million for services performed under this contract.

POET Plant Management, LLC also operates our corn and natural gas price risk management program. Under a corn and natural gas risk management agreement, we pay an annual fee of approximately $59,000, payable in quarterly installments.

POET Nutrition, Inc. markets the distillers grains that are produced at our plant.  We pay POET Nutrition a marketing fee of 3% of the gross monthly sales of distillers grains with a minimum annual fee of $200,000 per year. In 2006, we paid POET Nutrition $279,546 for the marketing services performed under this contract.

Ethanol Products, LLC (d/b/a POET Ethanol Products) purchases and markets the ethanol that we produce at our plant. Our contract with Ethanol Products is in effect until 2013, and automatically renews for additional three-year terms unless discontinued by either party upon at least three months notice prior to the end of the previous term. Ethanol Products receives a marketing fee of $.0060 per gallon of ethanol sold, and an administrative fee of $.0025 per gallon of ethanol sold. In 2006, we paid Ethanol Products $348,531 for the marketing and administrative services performed under the marketing agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers and directors, and persons who directly or indirectly own more than ten percent of a class of our Class A Units, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”).  Executive officers, directors and greater than ten-percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from our executive officers and managers that no other reports were required, all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2006.

ANNUAL REPORT

Our annual report on Form 10-K for the fiscal year ended December 31, 2006, including financial statements, accompanies the mailing of this Information Statement, but it is not deemed a part of this Information Statement.

AUDIT MATTERS

A representative of the firm of Eide Bailly LLP is expected to be present at the 2007 Annual Meeting.  Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from Members.

 COMMUNICATIONS WITH THE BOARD

Members and other parties interested in communicating directly with the Board, or individual members of the Board, may do so by writing to the Board at the Company or to an individual member of the Board. Communications should be addressed to: Membership Coordinator, Great Plains Ethanol, LLC, 27716 462nd Avenue, Chancellor, South Dakota 57015.

MEMBERS’ PROPOSALS

Any member proposal intended to be considered for inclusion in the Information Statement for presentation at the 2008 Annual Meeting of Members must be received by the Company no later than December 28, 2007.  The proposal must be in accordance with the provisions of Item 4 of Schedule 14C promulgated by the SEC under the Exchange Act of 1934. It is suggested that the proposal be submitted by certified mail — return receipt requested.  Members who intend to present a proposal at the 2008 Annual Meeting of Members without including such proposal in the Company’s Information Statement must provide us with notice of such proposal no later than 60 days prior to the Annual Meeting.  We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

CODE OF ETHICS

All of the managers of the Company’s Board, officers and employees, are required to comply with the Company’s Code of Ethics adopted by the Board in 2003. A copy of the Code of Ethics can be obtained, without charge, by writing to the Company at the following address:

Membership Coordinator

POET Biorefining - Chancellor

27716 462nd Avenue

Chancellor, South Dakota 57015

Amendments and modifications to, and waivers of, the Code of Ethics will be promptly disclosed by the Company, to the extent required under the Exchange Act, on a current report on Form 8-K.

“HOUSEHOLDING” OF PROXY MATERIALS.

The SEC has adopted rules that permit companies to satisfy delivery requirements for information statements with respect to two or more members sharing the same address by delivering a single information statement addressed to those members. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We household information materials, delivering a single information statement to multiple members sharing an address unless contrary instructions have been received from the affected members. Once you have received notice from us that we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate information statement, please notify us by sending a written request to POET Biorefining - Chancellor, 27716 462nd Avenue, Chancellor, South Dakota, 57015.

OTHER MATTERS

The Board knows of no other matter to be acted upon at the meeting.

BY ORDER OF THE BOARD OF MANAGERS

/s/ Darrin Ihnen
Darrin Ihnen
President
April 30, 2007

CLASS A  — SAMPLE BALLOT

GREAT PLAINS ETHANOL, LLC
2007 ANNUAL MEETING

By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of Class A Capital Unit or Capital Units of Great Plains Ethanol, LLC and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below (please check box).

Dennis Schrag

For ☐	Abstain ☐

Date:
Signature

Print Name

CLASS C — SAMPLE BALLOT

GREAT PLAINS ETHANOL, LLC
2007 ANNUAL MEETING

By signing below, I certify that:

•      I am either the owner or the authorized representative of the owner of Class C Capital Units of Great Plains Ethanol, LLC set forth below and have full power and authority to vote such capital units; and

•      I vote such capital units on the following matters as set forth below.

Fred Thurman –

For ☐	Abstain ☐

Date:
Signature

Print Name